UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 17, 2012

INTERMOUNTAIN COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

Idaho
(State or other jurisdiction of incorporation)

000-50667	82-0499463
(Commission File Number)	IRS Employer Identification No.
414 Church Street
Sandpoint, Idaho 83864
(Address of principal executive offices) (zip code)
Registrant's telephone number, including area code: (208) 263-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the 2012 Annual Meeting of Shareholders (the “Annual Meeting”) of Intermountain Community Bancorp (“Intermountain” or the “Company”) held on May 17, 2012, Intermountain’s shareholders approved the 2012 Stock Option and Equity Compensation Plan (the “2012 Equity Plan”). The 2012 Equity Plan authorizes the issuance of stock awards for up to 1,000,000 shares of Intermountain’s common stock to employees and directors in the form of incentive and nonqualified stock options, restricted stock, stock appreciation rights and restricted stock units. The 2012 Equity Plan limits the number of shares subject to awards to directors to 200,000 shares. Intermountain’s Compensation Committee and Board of Directors previously approved the 2012 Equity Plan, subject to such shareholder approval. Intermountain’s executive officers are eligible to participate in the 2012 Equity Plan.

A summary of the 2012 Equity Plan is set forth in Intermountain’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 19, 2012 (the “2012 Proxy Statement”). The foregoing description of the 2012 Equity Plan is qualified in its entirety by reference to the full text of the 2012 Equity Plan, which was included as an appendix to the 2012 Proxy Statement, and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year End
At the Annual Meeting held on May 17, 2012, the shareholders of Intermountain approved two separate amendments to the Company’s articles of incorporation to (i) authorize a new class of non-voting common stock; and (ii) effect a reverse stock split of common stock by a ratio of not less than one-for-five and not more than one-for-ten at any time prior to May 31, 2013, the exact range to be set by the Board of Directors, and to reduce the number of authorized shares of common stock by the reverse stock split ratio. The amendment to authorize a new class of non-voting common stock became effective on May 17, 2012, upon the filing of articles of amendment with the Idaho Secretary of State. The amendment authorizing the reverse stock split and the reduction of the number of authorized shares of common stock by the reverse stock split ratio will not be filed and become effective until such time as the Board, in its sole discretion, determines it appropriate to implement the reverse stock split, but in no event later than May 31, 2013. A copy of the amendment to the articles of incorporation authorizing the non-voting common stock, as filed on May 17, 2012, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

As noted above, the Company’s Annual Meeting was held on May 17, 2012. There were 20,776,220 shares outstanding and entitled to vote at the Annual Meeting; of those shares, 16,737,386 were present in person or by proxy. The following matters were voted upon at the Annual Meeting:

1.
Proposal No. 1, the election of seven members to the Board of Directors for the following terms: three directors to a two-year term; one director to a one-year term; and three directors to a three year term;

2.	Proposal No. 2, an amendment to the articles of incorporation to authorize a new class of non-voting common stock;

3.
Proposal No. 3, an amendment to the articles of incorporation to (i) effect a reverse stock split of our common stock by a ratio of not less than one-for-five and not more than one-for-ten, and (ii) reduce the number of authorized shares of our common stock by the reverse stock split ratio as determined by the Board of Directors;

4.    Proposal No. 4, approval of an advisory (non-binding) vote on executive compensation;

5.	Proposal No. 5, approval of the 2012 Stock Option and Equity Compensation Plan; and

6.	Proposal No. 6, ratification of the appointment of BDO USA, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year 2012.

The following is a summary of the voting results for the matters voted upon by the shareholders.
Proposal No. 1 – Election of Directors

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
Term Expiring in 2013
Russell J. Kubiak	14,043,390	52,321	2,641,675
Terms Expiring in 2014
Maggie Y. Lyons	13,946,845	148,866	2,641,675
Ronald Jones	13,950,845	144,866	2,641,675
John L. Welborn, Jr.	14,043,390	52,321	2,641,675
Terms Expiring in 2015
Ford Elsaessar	13,938,994	156,717	2,641,675
Curt Hecker	13,915,396	180,315	2,641,675
Michael J. Romine	13,936,845	158,866	2,641,675

Proposal No. 2 – Amendment to Articles of Incorporation to authorize a new class of non-voting common stock

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,772,587	301,599	21,525	2,641,675
Proposal No. 3 – Amendment to Articles of Incorporation to (i) effect reverse stock split ; and (ii) reduce number of authorized shares of common stock by the reverse stock split ratio

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,348,620	1,682,025	65,066	2,641,675

Proposal No. 4 – Approve advisory (non-binding) vote to approve executive compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,540,913	332,292	221,401	2,641,675

Proposal No. 5 – Approve 2012 Stock Option and Equity Compensation Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,557,735	313,893	224,083	2,641,675

Proposal No. 6 – Ratify appointment of BDO USA, LLP as the independent registered public accounting firm for fiscal year 2012

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,987,638	1,715,257	33,514	0

Item 9.01.      Exhibits.

(d)     Exhibits. The following exhibits are being filed herewith:

Exhibit No.                      Description

3.1	Amendment to Amended and Restated Articles of Incorporation, as filed on May 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2012

INTERMOUNTAIN COMMUNITY BANCORP

By:     /s/ Curt Hecker
Curt Hecker
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.                      Description

3.1	Amendment to Amended and Restated Articles of Incorporation, as filed on May 17, 2012

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